Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2020 Results and Provides Business Update

LOUISVILLE, KY. (August 3, 2020) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 week periods ended June 30, 2020 and provided a business update in response to the continued COVID-19 pandemic.

Statement from Kent Taylor, Founder and CEO

Let me start by thanking our operators and support teams for their hard work, dedication, courage, and commitment during the most challenging times we’ve experienced. Our operators were able to quickly transition nearly 600 full-service restaurants to a To-Go only model in March and then transition the majority of those same restaurants back to a hybrid operating model of limited capacity dining rooms together with enhanced To-Go service in May and June.  Along the way, they came up with creative ways to drive traffic through increased outdoor dining, executing To-Go, managing wait times and other initiatives, with a priority of keeping our employees and guests safe.

As we began re-opening our dining rooms in May, it was clear that our guests were excited to return. Since then, we have been encouraged to see our sales trend favorably through a solid combination of re-opened dining rooms, outdoor dining, and strong To-Go sales.  With these increased sales, we have also seen our cashflows steadily improve. While we know there are challenges that remain relating to the pandemic and its impact on our business, I know that our operators will continue to face them head on.

Financial Results

Financial results for the 13 and 26 week periods ended June 30, 2020 were as follows:

	Second Quarter			Year to Date
($000's)	2020	2019	% Change	2020	2019	% Change
Total revenue	$476,425	$689,828	(30.9)%	$1,128,949	$1,380,436	(18.2)%
(Loss) income from operations	(47,318)	53,283	(188.8)%	(31,528)	113,728	(127.7)%
Net (loss) income	(33,553)	44,845	(174.8)%	(17,524)	95,235	(118.4)%
Diluted (loss) earnings per share	$(0.48)	$0.63	(177.4)%	$(0.25)	$1.32	(119.1)%

Results for the second quarter included the following:

•	For the April, May, and June periods, comparable restaurant sales at company restaurants decreased 46.7%, 41.9%, and 14.1%, respectively. Sales during the June period were positively impacted by the re-opening of dining rooms in a limited capacity in the majority of company restaurants. For the quarter, comparable restaurant sales decreased 32.8% at company restaurants and 32.1% at domestic franchise restaurants;

•	Three company restaurants were opened. One company restaurant and two international franchise restaurants were permanently closed. In addition, one company restaurant and five international franchise locations remain temporarily closed;

•	Restaurant margin, as a percentage of restaurant and other sales, was 2.5% and restaurant margin dollars were $11.8 million. Restaurant margin was impacted by a decrease in comparable restaurant sales and higher costs related to the pandemic. These costs included $4.7 million incurred for relief pay and benefits for hourly restaurant employees; and,

•	The Company increased the capacity of its revolving credit facility by $82.5 million to further enhance financial flexibility and subsequently drew down $50 million of this amount. The Company ended the quarter with debt of $240.0 million and $282.5 million of cash on hand.

Results for the year-to-date period included the following highlights:

•	Comparable restaurant sales decreased 20.5% at company restaurants and 20.2% at domestic franchise restaurants;

•	Eight company restaurants and one domestic franchise restaurant were opened. One company restaurant and two international franchise restaurants were permanently closed;

•	Restaurant margin, as a percentage of restaurant and other sales, was 8.1% and restaurant margin dollars were $90.4 million. Restaurant margin included $15.4 million of costs incurred for relief pay and benefits for hourly restaurant employees; and,

•	The Company repurchased 252,409 shares of common stock for $12.6 million. These repurchases continued through mid-March and no proceeds from the revolving credit facility were utilized.

Business Update

Comparable restaurant sales during the second quarter were impacted by the re-opening of dining rooms across the country. For the April period, the Company operated under a fully To-Go model, while the May and June periods included various capacity restrictions in the dining rooms. By period, the comparable restaurant sales and average weekly sales for all company restaurants were as follows:

	April	May	June	Q2 2020
All restaurants
Comparable restaurant sales	(46.7)%	(41.9)%	(14.1)%	(32.8)%
Average weekly sales	$54,937	$62,343	$88,874	$70,281
Number of restaurants - end of period	518	519	521	521

Limited capacity restaurants (1)
Comparable restaurant sales		(28.0)%	(8.2)%	(13.7)%
Average weekly sales	N/A	$80,235	$96,623	$92,227
To-Go sales as a % of average weekly sales		41.9%	25.9%	29.7%
Number of restaurants - end of period		340	499	499

(1)  Includes the full weekly sales for all restaurants with dining rooms re-opened at limited capacity as of the end of a week and excludes those restaurants that were operating as To-Go or outdoor dining only.

For the July period, comparable restaurant sales at company restaurants decreased 13.0% and average weekly sales at all restaurants were $86,062. The decrease in average weekly sales was impacted by the decision of some states to further limit capacity or require dining rooms to be re-closed, the negative impact of the shift in the Fourth of July holiday, and normal seasonality. As of the end of July, over 95% of company restaurants had dining rooms operating in a limited capacity. For the July period, comparable restaurant sales per week and the average weekly sales for all company restaurants were as follows:

	Week Ended
	7/7/2020	7/14/2020	7/21/2020	7/28/2020	July
All restaurants
Comparable restaurant sales	(16.9)%	(12.3)%	(13.1)%	(9.9)%	(13.0)%
Average weekly sales	$79,630	$86,704	$87,835	$90,080	$86,062
Number of restaurants - end of period	523	523	523	523	523

Limited capacity restaurants (1)
Comparable restaurant sales	(14.9)%	(10.2)%	(11.4)%	(8.4)%	(11.2)%
Average weekly sales	$81,725	$89,063	$89,377	$91,364	$87,882
To-Go sales as a % of average weekly sales	25.4%	25.3%	25.7%	25.0%	25.3%
Number of restaurants - end of period	497	490	497	499	499

(1)  Includes the full weekly sales for all restaurants with dining rooms re-opened at limited capacity as of the end of the week and excludes those restaurants that were operating as To-Go or outdoor dining only.

For the second quarter, the Company’s cash on hand position increased approximately $51.9 million due to working capital inflows, proceeds from the revolving credit facility and increased sales performance, partially offset by cash used for capital expenditures. At the current level of restaurant sales, the Company expects to continue to generate cash from operations and continue restaurant development. As of today, the Company has opened 10 restaurants and has resumed construction on an additional 12 restaurants. The Company currently expects to open as many as six restaurants in the third quarter, with two of these already opened. To the extent that state and local guidelines begin to further reduce capacity and/or re-close dining rooms, the Company will evaluate further development and reduce capital expenditures accordingly.

2020 Outlook

As previously announced, due to the current unprecedented global market and economic conditions, the Company withdrew the financial outlook for the fiscal year ending December 29, 2020. The Company cannot yet reasonably estimate the impact to the business and therefore cannot provide an updated outlook.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, August 3, 2020 at 5:00 p.m. Eastern Time to discuss these results. The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls. A replay of the call will be available for one week following the conference call. To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls and use 8064639 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to 620 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19/Coronavirus outbreak and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Current Report on Form 8-K filed on August 3, 2020. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Loss)

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 30, 2020	June 25, 2019	June 30, 2020	June 25, 2019
Revenue:
Restaurant and other sales	$473,090	$684,373	$1,120,716	$1,369,490
Franchise royalties and fees	3,335	5,455	8,233	10,946

Total revenue	476,425	689,828	1,128,949	1,380,436

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	164,041	221,266	374,221	444,978
Labor	194,622	225,490	435,701	449,370
Rent	13,251	13,051	26,722	26,179
Other operating	89,348	103,811	193,637	205,613
Pre-opening	4,290	4,197	9,402	8,065
Depreciation and amortization	29,016	28,454	58,070	56,227
Impairment and closure, net	(440)	316	155	333
General and administrative	29,615	39,960	62,569	75,943

Total costs and expenses	523,743	636,545	1,160,477	1,266,708

(Loss) income from operations	(47,318)	53,283	(31,528)	113,728

Interest expense (income), net	1,030	(691)	1,099	(1,445)
Equity (loss) income from investments in unconsolidated affiliates	(90)	141	(598)	254

(Loss) income before taxes	(48,438)	54,115	(33,225)	115,427
Income tax (benefit) expense	(15,132)	7,427	(17,071)	16,546

Net (loss) income including noncontrolling interests	(33,306)	46,688	(16,154)	98,881
Less: Net income attributable to noncontrolling interests	247	1,843	1,370	3,646
Net (loss) income attributable to Texas Roadhouse, Inc. and subsidiaries	$(33,553)	$44,845	$(17,524)	$95,235

Net (loss) income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$(0.48)	$0.63	$(0.25)	$1.33
Diluted	$(0.48)	$0.63	$(0.25)	$1.32

Weighted average shares outstanding:
Basic	69,361	71,362	69,391	71,558
Diluted	69,361	71,733	69,391	71,961

Cash dividends declared per share	$-	$0.30	$0.36	$0.60

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$282,493	$107,879
Other current assets, net	76,884	140,020
Property and equipment, net	1,072,173	1,056,563
Operating lease right-of-use assets, net	517,260	499,801
Goodwill	124,748	124,748
Intangible assets, net	993	1,234
Other assets	55,933	53,320

Total assets	$2,130,484	$1,983,565

Current liabilities	402,242	417,220
Operating lease liabilities, net of current portion	557,543	538,710
Long-term debt, excluding current maturities	190,000	-
Other liabilities	97,980	96,466
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	868,021	915,994
Noncontrolling interests	14,698	15,175

Total liabilities and equity	$2,130,484	$1,983,565

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	June 30, 2020	June 25, 2019
Cash flows from operating activities:
Net (loss) income including noncontrolling interests	$(16,154)	$98,881
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	58,070	56,227
Share-based compensation expense	14,490	16,873
Deferred income taxes	(10,926)	(2,734)
Other noncash adjustments, net	3,052	2,707
Change in working capital	13,313	15,062
Net cash provided by operating activities	61,845	187,016

Cash flows from investing activities:
Capital expenditures - property and equipment	(81,833)	(87,782)
Proceeds from sale leaseback transaction	2,167	-
Net cash used in investing activities	(79,666)	(87,782)

Cash flows from financing activities:
Proceeds from revolving credit facility	240,000	-
Repurchase of shares of common stock	(12,621)	(112,050)
Dividends paid	(24,989)	(39,452)
Other financing activities, net	(9,955)	(13,018)
Net cash provided by (used in) financing activities	192,435	(164,520)

Net increase (decrease) in cash and cash equivalents	174,614	(65,286)
Cash and cash equivalents - beginning of period	107,879	210,125
Cash and cash equivalents - end of period	$282,493	$144,839

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of (Loss) Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 30, 2020	June 25, 2019	June 30, 2020	June 25, 2019
(Loss) income from operations	$(47,318)	$53,283	$(31,528)	$113,728

Less:
Franchise royalties and fees	3,335	5,455	8,233	10,946

Add:
Pre-opening	4,290	4,197	9,402	8,065
Depreciation and amortization	29,016	28,454	58,070	56,227
Impairment and closure, net	(440)	316	155	333
General and administrative	29,615	39,960	62,569	75,943

Restaurant margin	$11,828	$120,755	$90,435	$243,350

Restaurant margin (as a percentage of restaurant and other sales)	2.5%	17.6%	8.1%	17.8%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Second Quarter		Change		Year to Date		Change
	2020	2019	vs LY		2020	2019	vs LY
Restaurant openings
Company - Texas Roadhouse	2	3	(1)		6	7	(1)
Company - Bubba's 33	1	0	1		2	0	2
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	1	(1)		1	1	0
Franchise - Texas Roadhouse - International	0	1	(1)		0	3	(3)
Total	3	5	(2)		9	11	(2)

Restaurant closures
Company - Texas Roadhouse	(1)	0	(1)		(1)	0	(1)
Company - Bubba's 33	0	0	0		0	0	0
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - International	(2)	(2)	0		(2)	(2)	0
Total	(3)	(2)	(1)		(3)	(2)	(1)

Restaurants open at the end of the quarter (1)
Company - Texas Roadhouse	489	471	18
Company - Bubba's 33	30	25	5
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	70	70	0
Franchise - Texas Roadhouse - International	26	23	3
Total	617	591	26

Company restaurants
Restaurant and other sales	$473,090	$684,373	(30.9)%		$1,120,716	$1,369,490	(18.2)%
Store weeks	6,742	6,460	4.4%		13,463	12,846	4.8%
Comparable restaurant sales growth (2)	(32.8)%	4.7%			(20.5)%	5.0%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (2)	(32.4)%	4.6%			(20.2)%	4.9%
Average unit volume (3)	$935	$1,384	(32.5)%		$2,218	$2,786	(20.4)%
Weekly sales by group:
Comparable restaurants (454 units)	$72,005
Average unit volume restaurants (20 units) (4)	$69,174
Restaurants less than 6 months old (15 units)	$61,781

Restaurant operating costs (as a % of restaurant and other sales)
Cost of sales	34.7%	32.3%	234	bps	33.4%	32.5%	90	bps
Labor	41.1%	32.9%	819	bps	38.9%	32.8%	606	bps
Rent	2.8%	1.9%	89	bps	2.4%	1.9%	47	bps
Other operating	18.9%	15.2%	372	bps	17.3%	15.0%	226	bps
Total	97.5%	82.4%	1,514	bps	91.9%	82.2%	970	bps

Restaurant margin	2.5%	17.6%	(1,514	)bps	8.1%	17.8%	(970	)bps
Restaurant margin ($ in thousands)	$11,828	$120,755	(90.2)%		$90,435	$243,350	(62.8)%
Restaurant margin $/Store week	$1,754	$18,692	(90.6)%		$6,717	$18,943	(64.5)%

Franchise restaurants
Franchise royalties and fees	$3,335	$5,455	(38.9)%		$8,233	$10,946	(24.8)%
Store weeks	1,248	1,208	3.3%		2,511	2,403	4.5%
Comparable restaurant sales growth (2)	(38.2)%	3.7%			(23.4)%	3.3%
U.S. franchise restaurants only:
Comparable restaurant sales growth (2)	(32.1)%	4.3%			(20.2)%	4.3%
Average unit volume (3)	$980	$1,432	(31.6)%		$2,314	$2,880	(19.7)%

Pre-opening expense	$4,290	$4,197	2.2%		$9,402	$8,065	16.6%

Depreciation and amortization	$29,016	$28,454	2.0%		$58,070	$56,227	3.3%
As a % of revenue	6.1%	4.1%	197	bps	5.1%	4.1%	107	bps

General and administrative expenses	$29,615	$39,960	(25.9)%		$62,569	$75,943	(17.6)%
As a % of revenue	6.2%	5.8%	42	bps	5.5%	5.5%	4	bps

(1)  Includes one domestic company-owned and five international franchise locations that are temporarily closed.

(2)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(3)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(4)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.